UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 22, 2006
Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
111 Bauer Drive, Oakland, New Jersey 07436

(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Section 9 — Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-4.19: FIRST OMNIBUS AMENDMENT TO CREDIT AGREEMENT AND PLEDGE AGREEMENT
EX-4.20: OMNIBUS AMENDMENT CONSISTING OF THIRD AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO PLEDGE AGREEMENT

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Infantline Facility
     As of December 22, 2006, Russ Berrie and Company, Inc. (the “Company”), Kids Line, LLC (“Kids Line”) and Sassy, Inc. (“Sassy”, and together with Kids Line, the “Infantline Borrowers”) entered into a First Omnibus Amendment to Credit Agreement and Pledge Agreement (the “First Amendment”) with the financial institutions party to the Infantline Credit Agreement (defined below) or their assignees (the “Lenders”), LaSalle Bank National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Issuing Lender under the Infantline Credit Agreement. The First Amendment amends: (i) the Credit Agreement dated as of March 14, 2006 (the “Infantline Credit Agreement”) among the Company, the Infantline Borrowers, the Administrative Agent, the Lenders and the Issuing Lender and (ii) the Pledge Agreement dated as of March 14, 2006 between the Company and the Administrative Agent (the “Infantline Pledge Agreement”). Capitalized terms used but undefined in this Infantline Facility section shall have the meanings assigned to such terms in the Infantline Credit Agreement.
     In connection with the execution of the First Amendment, on December 22, 2006, the Infantline Borrowers made a prepayment of the outstanding term loans under the Infantline Credit Agreement in the amount of $20,000,000 (applied in the inverse order of their maturity), which prepayment was funded by a simultaneous draw of $20,000,000 on the existing revolver under the Infantline Credit Agreement. In connection with such prepayment, the First Amendment provides for a new term loan facility (the “Term Reborrowing Loan”) in the aggregate maximum principal amount of $20,000,000, which is only permitted to be drawn upon by the Infantline Borrowers: (i) one time during the period from December 14, 2007 through December 20, 2007 and/or (ii) one time during the period from January 29, 2008 through February 6, 2008. The proceeds of any Term Reborrowing Loan may only be used by the Infantline Borrowers to pay the Earnout Consideration due, owing and permitted to be paid by the Infantline Borrowers pursuant to the relevant provisions of the Infantline Credit Agreement at the time that such Term Reborrowing Loan is made. The Lenders’ commitment to fund the Term Reborrowing Loan terminates on February 6, 2008 unless terminated earlier by usage, by the Infantline Borrowers’ voluntary permanent reduction thereof, by acceleration of the obligations under the Infantline Credit Agreement or by payment in full of the Earnout Consideration, each as described in the First Amendment. Any Term Reborrowing Loan shall be subject to substantially similar terms and conditions, including those related to interest, repayment and default, applicable to the original term loans under the Infantline Credit Agreement. The purpose of this portion of the First Amendment is to enable the Infantline Borrowers to continue to utilize cash flow expected to be generated from operations to repay debt until the Earnout Consideration becomes due, at which time the Infantline Borrowers anticipate reborrowing amounts required to fund all or a portion of the Earnout Consideration then payable.
     Pursuant to the First Amendment, the Infantline Borrowers will pay a non-use fee in respect of undrawn amounts under the Term Reborrowing Loan at a per annum rate of 0.375% of the daily average of the undrawn amounts.

     The First Amendment eliminates the requirement that the Infantline Borrowers provide the Administrative Agent and Lenders with separate audited financial statements of such entities and their subsidiaries and instead permits the delivery of consolidated audited financial statements of the Company and its subsidiaries. In connection therewith, the First Amendment requires the delivery by the independent auditors of the Company of an agreed-upon procedures letter with respect to the consolidating financial statements of the Infantline Borrowers.
     The First Amendment also amends the Infantline Pledge Agreement to permit the Company to guaranty lease obligations for real estate or personal property or the incurrence of any purchase money indebtedness owing from any of its subsidiaries to any landlord, lessor or creditor (as applicable) up to $2,500,000 at any time outstanding in 2007 and up to $3,000,000 at any time outstanding in any year thereafter.
The foregoing description of the First Amendment is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 4.19.
Giftline Facility
     As of December 28, 2006, the Company and each of Russ Berrie U.S. Gift, Inc., Russ Berrie & Co. (West), Inc., Russ Berrie and Company Properties, Inc., Russplus, Inc. and Russ Berrie and Company Investments, Inc. (collectively, the “Gift Borrowers”) entered into an Omnibus Amendment Consisting of Third Amendment to Credit Agreement and First Amendment to Pledge Agreement (the “Giftline Amendment”), with the financial institutions (the “Lenders”) party to the Giftline Credit Agreement (defined below), LaSalle Bank National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Issuing Lender under the Giftline Credit Agreement. The Giftline Amendment amends: (i) the Credit Agreement dated as of March 14, 2006, as amended on April 11, 2006 and August 8, 2006 (the “Giftline Credit Agreement”) among the Company, the Gift Borrowers, the Administrative Agent, the Lenders and the Issuing Lender, and (ii) the Pledge Agreement dated as of March 14, 2006 between the Company and the Administrative Agent (the “Giftline Pledge Agreement”). Capitalized terms used but undefined in this Giftline Facility section shall have the meanings assigned to such terms in the Giftline Credit Agreement.
     The Giftline Amendment: (i) eliminates in their entirety both the minimum EBITDA financial covenant and the Fixed Charge Coverage Ratio financial covenant and (ii) reduces the minimum Excess Revolving Loan Availability requirement from $5,000,000 to $3,500,000.
     The Giftline Amendment also reduces the interest rates applicable to the revolving loan commitments under the Giftline Credit Agreement (the “Giftline Revolver”). Prior to the effectiveness of the Giftline Amendment, (i) the applicable annual interest rate was equal to the sum of the Base Rate (for Base Rate Loans) or the LIBOR Rate (for LIBOR Loans) plus a margin of 1.25% for Base Rate Loans and 2.75% for LIBOR Loans, (ii) the annual non-use fee rate with respect to the Giftline Revolver was equal to 0.50% for unused amounts thereunder, and (iii) the annual letter of credit fee rate for each letter of credit outstanding was equal to 2.75% of the undrawn amount thereof. The Giftline Amendment provides that the foregoing rates and fees will now be determined in accordance with a pricing grid based on the daily average Excess Revolving

Loan Availability (as defined in the Giftline Amendment) for the most recent quarter-end. As a result, the Giftline Revolver will now bear interest at an annual rate equal to the sum of the Base Rate (for Base Rate Loans) or the LIBOR Rate (for LIBOR Loans), plus an applicable margin ranging from 0.00% to 0.50% for Base Rate Loans and from 2.00% to 2.75% for LIBOR Loans. The annual non-use fee rate will now range from 0.375% to 0.50%, and the annual letter of credit fee will range from 2.00% to 2.75%. Notwithstanding the foregoing, however, until the Company delivers a certified calculation of the average Excess Revolving Loan Availability for the calendar quarter ending March 31, 2007, (i) the applicable interest rate margin will equal 0.25% for Base Rate Loans and 2.50% for LIBOR Loans, (ii) the annual non-use fee rate will equal 0.375%, and (iii) the annual letter of credit fee rate will equal 2.50%.
     The Giftline Amendment also amends the definition of Revolving Loan Availability so that it equals the lesser of (i) $13,500,000 and (ii) the then-current Borrowing Base (which as of December 10, 2006 was in excess of $20,000,000), in each case minus amounts outstanding under the Canadian Loan Agreement.
     The Giftline Amendment permits the Gift Borrowers to make distributions to the Company if no default or event of default exists or would result therefrom and immediately after giving effect to the distribution, there is at least $1,500,000 available to be drawn under the Giftline Revolver. The amount of any such distribution to the Company cannot exceed the amount of capital contributions made by the Company to the Gift Borrowers after December 28, 2006 which are used by such Gift Borrowers to pay down the Giftline Revolver minus the total amount of distributions made to the Company under this provision of the Giftline Credit Agreement.
     The Giftline Amendment also amends the Giftline Pledge Agreement to permit the Company to guaranty lease obligations for real estate or personal property or the incurrence of any purchase money indebtedness owing from any of its subsidiaries to any landlord, lessor or creditor (as applicable) up to $2,500,000 at any time outstanding in 2007 and up to $3,000,000 at any time outstanding in any year thereafter.
     In connection with the execution of the Gift Amendment, the Gift Borrowers paid an amendment fee in the amount of $18,750 to the Administrative Agent.
The foregoing description of the Giftline Amendment is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 4.20.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures required by this Item are set forth in Item 1.01 above, which is incorporated herein by reference thereto.
Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On December 22, 2006, Mr. Josh Weston announced his retirement from the Board of Directors of the Company, effective January 2, 2007. The Company expresses its deep gratitude to Mr. Weston for his stewardship as Chairman of the Board of Directors and his many years of dedicated service to the Company.
Section 9 — Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are filed with this report:

Exhibit 4.19	First Omnibus Amendment to Credit Agreement and Pledge Agreement, dated as of December 22, 2006, by and among the Company, the Infantline Borrowers, the Lenders party thereto and LaSalle Bank National Association as administrative agent and issuing lender.

Exhibit 4.20	Omnibus Amendment Consisting of Third Amendment to Credit Agreement and First Amendment to Pledge Agreement, dated as of December 28, 2006, by and among the Company, the Gift Borrowers, the Lenders party thereto and LaSalle Bank National Association, as administrative agent and issuing lender.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2006	RUSS BERRIE AND COMPANY, INC.

	By:	/s/ Marc S. Goldfarb Marc S. Goldfarb
Senior Vice President and
General Counsel

Exhibit Index

Exhibit 4.19	First Omnibus Amendment to Credit Agreement and Pledge Agreement, dated as of December 22, 2006, by and among the Company, the Infantline Borrowers, the Lenders party thereto and LaSalle Bank National Association as administrative agent and issuing lender.

Exhibit 4.20	Omnibus Amendment Consisting of Third Amendment to Credit Agreement and First Amendment to Pledge Agreement, dated as of December 28, 2006, by and among the Company, the Gift Borrowers, the Lenders party thereto and LaSalle Bank National Association, as administrative agent and issuing lender.